As filed with the Securities and Exchange Commission on June 21, 2005

Registration Nos. 333-112216 and 333-125385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

URS CORPORATION

and certain subsidiaries identified in footnote below(*)
(Exact name of Registrant as specified in its charter)

Delaware	94-1381538
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

600 MONTGOMERY STREET, 26 TH FLOOR
SAN FRANCISCO, CALIFORNIA 94111-2728
(415) 774-2700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kent P. Ainsworth
Executive Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(415) 774-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore
Virginia C. Edwards
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, California 94111
(415) 693-2000

SIGNATURES

Termination of Offering and Removal
Of Securities from Registration

     Pursuant to an undertaking made in Item 17 of the registration statement as filed with the Commission on January 27, 2004 (Registration No. 333-112216), as amended, the Registrant hereby removes from registration all of the remaining securities covered by such registration statement, as increased pursuant to the registration statement as filed with the Commission on June 1, 2005 (Registration No. 333-12585), that have not yet been sold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 21st day of June, 2005.

URS CORPORATION

		By:	*

Martin M. Koffel
Chief Executive Officer, President and
Chairman of the Board of Directors

*By:	/s/ Kent P. Ainsworth

Kent P. Ainsworth
Attorney-in-Fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN DULY EXECUTED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 21st DAY OF JUNE, 2005.

*	/s/ Kent P. Ainsworth

Martin M. Koffel	Kent P. Ainsworth
Chief Executive Officer, President	Executive Vice President, Chief Financial
and Chairman of the Board	Officer and Secretary
(Principal Executive Officer)	(Principal Financial Officer)

*	*

Reed N. Brimhall	Mickey P. Foret
Vice President and Corporate Controller	Director
(Principal Accounting Officer)

*	*

Richard C. Blum	General Joseph W. Ralston USAF (Ret.)
Vice-Chairman of the Board of Directors	Director

*

H. Jesse Arnelle	John D. Roach
Director	Director

*

Betsy J. Bernard	William D. Walsh
Director	Director

*	*By: /s/ Kent P. Ainsworth

Armen Der Marderosian	Kent P. Ainsworth
Director	Attorney-in-Fact